EXHIBIT 10.6

PEOPLES BANK

CLIFTON A. WIKE
Senior Vice President


January 28, 1997


Mr. L. Dent Miller
Sagebrush, Inc.
PO Box 730
Claremont, NC 28610

Dear Dent:

We are pleased to extend the line of credit for the period of January 31, 1997 to January 31, 1998 in the amount of $3,000,000. This line will be structured as before with interest due on a monthly basis at Peoples Bank's Prime Commercial Lending Rate. The terms and conditions of our commitment letter to Sagebrush, Inc. dated January 5, 1996 will apply. The annual fee for renewal of this line is one quarter percent or $7,500.00.

Thank you for the opportunity to be a part of Sagebrush, Inc. We look forward to a long and mutually satisfactory relationship.

Sincerely,

/s/ Clifton A. Wike

Clifton A. Wike
Senior Vice President

CAW/dcw
Enclosure

PEOPLES BANK

CLIFTON A. WIKE
Senior Vice President


January 5, 1996


Mr. L. Dent Miller
President
Sagebrush Steakhouse and Saloon, Inc.
PO Box 730
Claremont, NC 28610

Re:  Line of Credit

Dear Dent:

Peoples Bank is pleased to extend a Revolving Line of Credit to Sagebrush Steakhouse and Saloon, Inc. The terms and conditions are as follows:

Borrower:         Sagebrush Steakhouse and Saloon, Inc.

Amount:           Up to a maximum of six million dollars
                  ($6,000,000.00)

Participation:    It is understood that the Bank of Granite will fund all
                  advances over $3,000,000.00.

Terms:             The credit facility shall be a Revolving Line of Credit up to the maximum loan amount whereby Sagebrush Steakhouse and Saloon, Inc. may borrow, repay and borrow principal again from time to time. Interest shall be due and payable monthly.

Purpose: The Revolving Line of Credit shall be used to fund the short term working capital requirements of Sagebrush Steakhouse and Saloon, Inc.

Expiration:       The Revolving Line of Credit shall expire on January 31, 1997.

Collateral:       Unsecured


Mr. L. Dent Miller
Page 2
January 5, 1996


Interest Rate:    Peoples Bank's Prime Commercial Lending Rate, adjusted on the date the prime rate changes

Fees:             One-fourth (1/4%) percent or $15,000.00.

Other Conditions:

                 (1) Sagebrush Steakhouse and Saloon, Inc. shall submit audited financial statements within ninety (90) days of year-end.

                 (2) Sagebrush Steakhouse and Saloon, Inc. shall submit its internally prepared financial statements quarterly within twenty (20) days after the close of the quarter.

                 (3) Peoples Bank shall be the primary depository institution and banking source. As the Bank of Granite is participating in this credit facility a deposit of one million ($1,000,000.00) is required at their institution, during the term of this Revolving Line of Credit. You may negotiate the terms and conditions of this deposit directly with the Bank of Granite.

                 (4) Sagebrush Steakhouse and Saloon, Inc. shall execute a corporate borrowing resolution and note in a form satisfactory to Peoples Bank.

                 (5) Sagebrush Steakhouse and Saloon, Inc. shall complete the common stock-offering of 1,700,000 shares at a price of $7.00 to $8.00 per share.

If the above terms and conditions are satisfactory to you, please acknowledge your acceptance by signing this commitment letter. Should you have questions regarding this commitment, do not hesitate to call. This commitment shall expire January 31, 1996, if not accepted sooner.


Mr. L. Dent Miller
Page 3
January 5, 1996


Peoples Bank hopes this proposal expresses our confidence in Sagebrush Steakhouse and Saloon, Inc. We are delighted to be your company's primary banking source and look forward to servicing your banking needs in the future.


Sincerely

/s/ Clifton A. Wike

Clifton A. Wike
Senior Vice President

CAW/dcw
Enclosure

cc:  John S. Gabriel, Jr.

Accepted this  8th  day of  January  , 1996.

Sagebrush Steakhouse and Saloon, Inc.

By:  /s/ L. Dent Miller
Title:  President